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EXHIBIT 22.1 -- SUBSIDIARIES OF THE REGISTRANT

                                       PERCENTAGE
                                        OWNED BY      STATE OF
             SUBSIDIARY                REGISTRANT   INCORPORATION
-------------------------------------  ----------   -------------
FW Holdings, Inc.                         100%        Delaware
Weirton Venture Holdings Corp.            100%        Delaware
Weirton Coatings, LLC                     100%        Delaware
W&A Manufacturing, LLC                     50%        Delaware